Exhibit 10.j

                              TRANSFER AGREEMENT dated as
               of [   ], 1996, is entered into by and
               between Fingerhut Companies, Inc.
               ("Fingerhut"), a Minnesota corporation, and
               Metris Companies Inc. ("Metris"), a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of Fingerhut.


                      R E C I T A L S


          WHEREAS Fingerhut has in the past and is currently engaged in the business of providing credit-based products, extended service plans, and a variety of fee-based products
(collectively, the "Financial Services Business").

          WHEREAS the Fingerhut board of directors has determined that it is in the best interests of Fingerhut and its stockholders to transfer the Financial Services Business to Metris on the terms and conditions set forth herein (the "Transfer").

          WHEREAS Fingerhut currently owns, indirectly through a subsidiary, 100% of the Metris Common Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the Parties, the Parties agree as follows:


                         ARTICLE I

                        The Transfer

          SECTION 1.01.  Conditions Precedent to
Effectiveness of the Agreement. Neither the Transfer nor the related transactions set forth in this Agreement and in the Transaction Documents shall become effective unless the following conditions have been satisfied or waived by Fingerhut on or before the Effective Date:

          (a) The Parties shall have executed all of the Transaction Documents;

          (b) No preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a government regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect preventing the Transfer; and

          (c) Fingerhut or one of its subsidiaries shall be the sole owner of 100% of the outstanding stock of Metris.

          The satisfaction of the foregoing conditions shall not create any obligation on the part of Fingerhut to Metris, or to any other person, to effect the Transfer or in any way limit Fingerhut's power of termination set forth in
Section 18.08 or alter the consequences of any such termination from those specified in such Section. Fingerhut may waive any of the foregoing conditions in whole or in part, by the execution of a Satisfaction Certificate by its Chairman, its Chief Financial Officer, or by any person designated by either of them to act on their behalf with respect to such waiver certifying specifically which conditions, if any, in whole or in part, are waived by Fingerhut.

          SECTION 1.02.  Actions to Take Place Before the
Closing. The Transfer and the transactions described in this Agreement shall be closed (the "Closing") at the time designated for closing of the Credit Facility, as defined herein, and shall occur at the place designated by the Fingerhut board of directors or any officer of Fingerhut designated by the Fingerhut board of directors for such purpose. Before the Closing, the transactions set forth in this Section 1.02 shall be effected by the Parties.

          (a) Fingerhut will effect the transfer of the Transferred Companies required by Section 2.02(a);

          (b) Fingerhut and Metris shall take all actions required with respect to employee benefits, expenses and liabilities by Article V of this Agreement;

          (c) Fingerhut shall cooperate in Metris's securing external financing as required by Article III; and

          (d) Fingerhut and Metris shall perform a closing of their respective general ledgers as required in
     Section 14.01.

          SECTION 1.03.  Actions to Take Place at the
Closing. At the Closing, the Parties shall execute the following actions in the order indicated by their appearance in this Section 1.03. Each action shall be conditional upon the execution of the prior action, except where expressly stated otherwise.

          (a) Certification of Conditions Precedent. An authorized officer of Fingerhut designated by the Fingerhut board of directors shall, if each of the conditions set forth in Section 1.01 has been satisfied or is being waived by Fingerhut, execute a certificate (the "Satisfaction Certificate"), for the benefit of the lenders under the Credit Facility, certifying the satisfaction or waiver by Fingerhut of the conditions set forth in Section 1.01.;

          (b) Payment of Inter-Company Debts. Metris shall make the payment required by Section 4.01.

          (c) Fingerhut Capital Contribution. Fingerhut shall make the capital contribution to Metris set forth in Section 4.02.

          SECTION 1.04. Cooperation. Fingerhut and Metris agree to cooperate with each other, both before and after the Effective Date, to enable the Parties to implement the Transfer, including but not limited to performing the obligations undertaken by Fingerhut and Metris under this Agreement. Such cooperation will include but is not limited to preparing and submitting required financial reports after the Effective Date that may relate to periods either before or after the Effective Date and executing such documents and doing such other acts or things as may be necessary to carry out the intent of this Agreement.


                         ARTICLE II

      Transfer of Assets and Assumption of Liabilities

          SECTION 2.01.  Other Provisions.  The provisions
of this Article II shall not govern the transfer of Assets or the assumption of Liabilities governed by more specific agreements, including but not limited to the Transaction
Documents, or by other provisions of this Agreement.

          SECTION 2.02.  Transfer of Specified Assets.
     (a) Transfer of the Transferred Companies to Metris. Fingerhut shall deliver to Metris certificates representing all of the stock of Metris Direct, Inc., Metris Receivables, Inc., Direct Merchants Credit Card Bank, National Association and DMCCB Inc. (collectively, the "Transferred Companies"), duly endorsed for transfer to Metris or accompanied by duly executed stock powers in favor of Metris.

     (b)  Other Specified Assets.  Each member of the
Fingerhut Group named as a Transferor with respect to any Transferred Asset listed in Schedule I hereby grants, conveys, transfers, and assigns all its right, title, and interest, effective as of the Effective Date and subject to the contingencies set forth in this Agreement, in and to each Transferred Asset listed in Schedule I to the entity listed as Transferee of such Transferred Asset in
Schedule I.  The entity listed as Transferee of such
Transferred Asset in Schedule I hereby accepts such transfer.

          SECTION 2.03  Agreements with Respect to the
Transfer of Assets. (a) Agreements of Transferors. With respect to each Transferred Asset transferred by one Party
(the "Transferor") to the other Party (the "Transferee"), the Transferor:

          (i) assigns to the Transferee all its rights, claims, and causes of action against third parties related to such Transferred Asset, including any express or implied warranties with respect to such Transferred Asset; and

          (ii) agrees to execute and deliver to the Transferee such other instruments, bills of sale, assignments, conveyances, title registrations, or other documents as may be necessary to effectuate the transfer or to confirm the fact of such transfer to third parties or to the public on the public records;

          (b) Agreements of Transferees. With respect to each Transferred Asset transferred, the Transferee agrees:

          (i) that Article II of the Uniform Commercial Code, as in effect in the governing jurisdiction, shall not apply to the transfer of the Transferred Asset and waives any rights thereunder, except those rights not waiveable thereunder;

          (ii) in any event, to accept such Transferred
     Asset "as is";

          (iii) that no representations or warranties have been made by the Transferor as to title to, or the physical condition, merchantability, or fitness for a particular purpose of, such Transferred Asset;

          (iv) to be bound by all covenants, terms, conditions, and provisions pertaining to such Transferred Asset; and

          (v) to pay any costs, fees, or other expenses related to the transfer of such Transferred Asset.

          SECTION 2.04.  Assumption of Liabilities.
(a) Balance Sheet Liabilities. Metris and Fingerhut hereby agree to assume each and every liability with respect to the Transferred Companies allocated to their respective balance sheets pursuant to Article XIV.

          (b)  Liabilities to Which Transferred Assets are
Subject. The Transferee of each Transferred Asset hereby agrees to assume each and every liability booked for financial accounting purposes on or before the Effective
Date to which such Transferred Asset is subject.

          SECTION 2.05. Equitable Transfer and Assumption at the Effective Date. In the event that the legal transfer of all such Transferred Assets or the assumption of all such Liabilities is not accomplished by the Effective Date, Fingerhut and Metris agree as between the Transferor and the Transferee that the Transferee shall have de facto control and equitable ownership of the entities, operations, and Transferred Assets, and shall equitably assume all Liabilities intended to be transferred to or assumed pursuant to this Article II. If any such uncompleted steps financially affect either Fingerhut or Metris, the Parties agree to equitably resolve any such financial impact.

          SECTION 2.06. Valuation and Payment. Unless otherwise provided for in this Agreement or agreed to by the Parties, Transferred Assets and Liabilities transferred or assumed pursuant to this Article II shall be transferred on the Parties' respective financial statements at net book value.


                        ARTICLE III

                External Financing of Metris

          SECTION 3.01.  Credit Facility.  In connection
with Metris's plans to enter into a revolving credit
agreement or similar bank financing in the amount of
$300,000,000 (the "Credit Facility") Fingerhut shall use its best reasonable efforts to assist Metris in establishing the
Credit Facility by:

          (a) making available information necessary for the lenders under the Credit Facility to perform due diligence with respect to Fingerhut and the Transferred
     Companies;

          (b) causing the Metris board of directors to adopt such resolutions and authorize the execution of such agreements, certificates, and other documents reasonably necessary to authorize the Credit Facility;
     and

          (c) providing any guarantees of transactional costs with respect to the completion of the Credit
     Facility as may be necessary to secure the services of counsel, agents, and other usual and customary services.


                         ARTICLE IV

         Intercompany Debt and Capital Contribution

          At the Closing, subject to the conditions set forth in Article I, Fingerhut and Metris shall execute such agreements, certificates, and other documents as may be necessary to effect the transactions described in this
Article IV in the order in which such transactions are set forth in this Article IV.

          SECTION 4.01.  Payment of Intercompany Debt.
Metris shall pay to Fingerhut an amount equal to the Intercompany Debt.

          SECTION 4.02.  Fingerhut Capital Contribution.
Fingerhut, as the sole shareholder of Metris, shall
contribute to the capital of Metris an amount equal to
$[          ].

                         ARTICLE V

        Employee Benefits, Expenses, and Liabilities

          SECTION 5.01. Allocation of Employee Salaries, Expenses, and Liabilities. Metris Employees who are on the payroll of Fingerhut Corporation shall remain Fingerhut Employees until the Employee Transfer Date. Metris will pay Fingerhut all employee salaries, expenses, and liabilities accrued for such Metris Employees after the Effective Date and until the Employee Transfer Date.

          SECTION 5.02. Employee Benefit Plans. Metris Employees will remain participants in certain of Fingerhut's employee benefit plans through December 31, 1996. Metris will pay the cost related to such participation. Fingerhut and Metris will work together to determine the appropriate course of action to take with respect to Metris employee benefit plans for periods after January 1, 1997.

          SECTION 5.03. Stock Options; Restricted Stock. All outstanding restricted stock awards in the form of Fingerhut Common Stock and stock option grants of Metris Group Employees to purchase Fingerhut Common Stock under the Fingerhut Stock Option Plans shall remain in full force and effect so long as Metris remains a subsidiary of Fingerhut.

          SECTION 5.04.  Fingerhut ESPP.  [To come]

          SECTION 5.05  Fingerhut Retirement Plans.  [To
come]

          SECTION 5.06.  Short and Long-Term Disability.
(a) Short-Term Disability. [Any employee of Metris entitled to, or receiving, benefits under Fingerhut's short-term disability program prior to the Effective Date, shall continue to be covered under such program after the Effective Date.]

          (b)  Long-Term Disability.  (i)   Post-Transfer
Disabilities.

                         ARTICLE VI

               Representations and Warranties

          SECTION 6.01.  Representations and Warranties of
Fingerhut. Fingerhut represents, warrants, and covenants that:

          (a)  Corporate Power; Authority; Enforceable
     Obligation. Fingerhut has the requisite corporate power and authority to execute this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.
     Fingerhut has taken or will take, as appropriate, all necessary corporate actions to approve all actions required on its part to implement the Transfer, including but not limited to (i) the approval by its board of directors of the terms of this Agreement,
     (ii) the performance of its obligations under this Agreement, and (iii) the making of all registrations and filings and the undertaking of any other actions, whether before or after the Effective Date. This
     Agreement has been duly executed and delivered by Fingerhut and constitutes, and each Transaction
     Document will be duly executed and delivered by Fingerhut at or prior to the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of Fingerhut enforceable in accordance with its terms.

          (b) Pending Litigation. Except as otherwise provided in this Agreement, there is no lawsuit, action or proceeding pending, or, to Fingerhut's knowledge, threatened, against Fingerhut relating to the Transferred Companies which is reasonably likely to be adversely determined and which if adversely determined would have a material adverse effect on the business or financial condition of the Transferred Companies. Fingerhut is not in default under any material judgment, order, injunction, rule, or decree of any governmental entity or arbitrator relating to the Transferred Companies.

          SECTION 6.02.  Representations and Warranties of
Metris.  Metris represents, warrants, and covenants that:

          (a)  Corporate Existence.   Metris is a
     corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b)  Corporate Power; Authority; Enforceable
     Obligation. Metris has the requisite corporate power and authority to execute this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. Metris has taken or will take, as appropriate, all necessary corporate actions to approve all actions required on its part to implement the Transfer, including but not limited to (i) the approval by its board of directors of the terms of this Agreement, (ii) the performance of its obligations under this Agreement, and (iii) the making of all registrations and filings and the undertaking of any other actions, whether before or after the Effective Date. This Agreement has been duly executed and delivered by Metris and constitutes, and each Transaction Document will be duly executed and delivered by Metris at or prior to the Closing and when so executed and delivered will constitute, a legal, valid and binding obligation of Metris enforceable in accordance with its terms.



                        ARTICLE VII

                     Related Agreements

          On or prior to the date of the Closing, Fingerhut and Metris shall enter into, or cause their respective subsidiaries to enter into, as appropriate, a Database Access Agreement, a Data Sharing Agreement, an Extended Service Plan Agreement, a Co-Brand Credit Card Agreement, an Administrative Services Agreement, a Tax Sharing Agreement, and a Registration Rights Agreement, each in substantially the form included in Exhibit A hereto.

                        ARTICLE VIII

                         Insurance

          SECTION 8.01. Casualty Insurance. All policies of liability, fire, workers' compensation and other forms of insurance insuring the products, properties, assets and operations of Metris will continue to be maintained by Fingerhut and shall continue in full force and effect until such date as Fingerhut and Metris agree that Metris will obtain its own insurance coverage. Metris will pay its allocated cost of the insurance premiums as provided in [the Administrative Services Agreement.]

          SECTION 8.02. Liability Insurance. With respect to public and products liability insurance plans, Metris shall be liable for payment of all claims and expenses arising out of incidents related to the business or operations of Metris, known or unknown, reported or unreported. Any reserves or similar credit under the insured programs of public and products liability relating to the business or operations of Metris for periods ending on or prior to the Effective Date shall be owned by and be a Transferred Asset of Metris. Such reserve or credit shall be included as Transferred Assets or Liabilities of Metris as described in Article II and any variance (charge or credit) to the reserves shall be Metris's responsibility.

          SECTION 8.03. Worker's Compensation Claims. With respect to insured or self-insured workers' compensation plans, Metris shall be liable for payment of benefits and expenses arising out of claims, known or unknown, reported or unreported, with respect to persons that were employees of any member of the Metris Group at the time the acts or omission giving rise to the claim occurred. Any reserves or similar credits under the insured or self-insured programs of workers' compensation relating to periods ending on or prior to the Effective Date shall be owned by and be a Transferred Asset of Metris. Such reserves or credits shall be included as Transferred Assets or Liabilities of Metris as described in Article II, and any variance (charge or credit) to the reserves shall be Metris's responsibility.

          [SECTION 8.04. Auto Liability Insurance. With respect to automobile liability insurance plans, Metris shall be liable for payment of claims and expenses arising out of incidents related to the business or operations of Metris, known or unknown, reported or unreported. Any reserves or similar credit under the insured program of automobile liability relating to periods ending on or prior to the Effective Date shall be Metris's responsibility and a Transferred Asset thereof.]

          SECTION 8.05.  Risk of Loss on Certain Assets.
The Transferee of any Transferred Assets deemed transferred pursuant to Section 2.02 or 2.05 shall assume the risk of loss with respect to such assets as of the Effective Date and shall insure against such losses in a manner consistent with insurance coverage with respect to assets actually transferred.


                         ARTICLE IX

                          Deleted

                         ARTICLE X

         Books, Records, and Access to Information

          SECTION 10.01.  Fingerhut Required To Deliver
Certain Business Records. Fingerhut shall arrange for the transportation at its cost of existing corporate records in its possession relating to the Financial Services Business included within the affiliated group of which Metris is the parent corporation, including original corporate minute books, stock ledgers and certificates, and corporate seals of each corporation included in the affiliated group of Metris and all active agreements, deeds to real property, active litigation files and filings with foreign governments, if any, to the Metris address set forth in
Section 18.05 hereof.

          SECTION 10.02. Mutual Obligation To Disclose Other Business Information at the Request of the Other Party. (a) Obligation To Disclose Certain Information. From and after the Effective Date, each of the Parties (the "Disclosing Party") shall provide to the other Party (the "Receiving Party") and its authorized accountants, counsel, and other designated representatives reasonable access to all records, books, contracts, instruments, data, and other information relating to the Receiving Party and reasonably needed by the Receiving Party to comply with any legal reporting requirement, to administer its employee benefit plans, to prepare its financial statements, or to conduct litigation not involving Fingerhut as a party (collectively, "Disclosed Information"). The Disclosing Party need not gather information not in the Disclosing Party's possession (or in the possession of any persons or firms possessing information as the Disclosing Party's agent).

          (b) Manner of Disclosure. The Disclosing Party may fulfill its obligation to disclose information (a) by delivering to the Receiving Party original records embodying the Disclosed Information, (b) by delivering to the Receiving Party copies of the original records, or (c) by providing to employees or agents of the Receiving Party access, during normal business hours, to original records for the purpose of copying such records.

          (c) Confidentiality of Disclosed Information. Each party agrees to keep confidential, and to use its best efforts to cause its respective agents and representatives to keep confidential, the Confidential Information (as defined below) of the other party and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that each party shall be permitted to disclose Confidential Information (i) with the prior written consent of the other party, (ii) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Confidential Information, (iii) to the extent required by applicable laws, regulations, subpoena or similar legal process including but not limited to securities and banking laws and regulations, (iv) to the extent reasonably necessary, in the opinion of counsel, in connection with any suit, action or proceeding to enforce its rights under this agreement, or
(v) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 10.02(c) or (y) becomes lawfully available to the party on a nonconfidential basis from a source other than the other party; provided, however, that with respect to clauses (iii) and (iv) above, the party shall notify the other party of the need for such disclosure as promptly as practicable and shall cooperate with the other party in taking all reasonable measures to assure confidential treatment of such Confidential Information. Each party agrees not to use, and to use its best efforts to cause its respective agents and representatives not to use, the Confidential Information for any purpose other than as expressly permitted hereunder. This Section 10.02(c) shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

          For the purposes of this Section 10.02(c), "Confidential Information" shall mean (i) all trade secrets, data, computer programs and other confidential business information learned in the course of performance by either party of its obligations hereunder, and (ii) any other information that is disclosed to one party by the other under or in contemplation of this Agreement regardless of whether identified as confidential; provided, however, that any of the foregoing that were available to a party on a nonconfidential basis prior to its disclosure thereto by the other party shall not be Confidential Information.

          (d) Costs of Disclosure. The Disclosing Party may require the Receiving Party to pay the cost of shipping or duplicating its records for the purpose of disclosing information to the Receiving Party. Each Party, as a Receiving Party, shall bear the costs of transporting and compensating its own agents and employees for the purpose of gathering Disclosed Information. Each party, as a Disclosing Party, shall bear the costs of compensating its own agents and employees in fulfilling its obligation to disclose Disclosed Information.

          (e) Destruction of Records. (i) Records Other than Certain Tax Records. Neither party, as a Disclosing
Party, may destroy any records that would reasonably be required to enable it to fulfill its obligation to disclose information hereunder until 24 months after the Effective
Date unless:

          (A) it offers to deliver such records to the Receiving Party in a writing describing the records in sufficient detail to inform the Receiving Party of their contents; and

          (B) the Receiving Party either declines to accept the records or fails to respond within 90 days.

          (ii)  Records Governed by Tax Sharing Agreement.
This Section 10.02(e) shall not apply to the destruction of records to the extent such records are governed by provisions contained in the Tax Sharing Agreement.

          SECTION 10.03. Witness Availability. At all times from and after the Effective Date, each Party will use its reasonable best efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses in connection with any legal, administrative, or other proceedings in which the requesting party may from time to time be involved to the extent that the testimony of such officer, director, employee, or agent may reasonably be required due to their personal knowledge of the facts relating to the subject matter of the proceeding.

          SECTION 10.04. Out-Of-Pocket Costs. Except as provided in Section 10.02 above, a Party providing information or witnesses to the other hereunder shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements, salaries or wages, and such other costs and out-of-pocket expenses, as may be incurred in providing such information or witnesses. Invoices shall be due and payable within thirty (30) days of receipt.

                         ARTICLE XI

                   Contingent Liabilities

          The Parties agree that the amount of Contingent Liabilities resulting from an Action filed or asserted in writing within four years of the Effective Date shall be allocated between Fingerhut and Metris in accordance with this Article XI unless specifically allocated pursuant to some other provision of this Agreement or an Agreement attached hereto as an Exhibit. For purposes of this
Article XI any Action asserted against an Indemnified Person of either Party shall be treated as an action asserted against such Party.

          SECTION 11.01. Defense of Actions. The Parties will cooperate and consult with each other in connection with the defense of any Action in which Fingerhut and Metris are, or potentially may be, involved (even if not Named Parties in the Action), including but not limited to Actions that might result in Contingent Liabilities.

          If both Fingerhut and Metris are Named Parties in an Action, they shall agree on the responsibility for both the defense of the Action and the costs of the defense until such time as the costs become subject to allocation as a Contingent Liability pursuant to this Article XI. The agreement shall take into account, and if reasonably predictable shall follow, the manner in which any Contingent Liability resulting from the Action would be allocated under this Article XI.

          Each Party shall bear its own internal costs, including the salaries of in-house legal counsel, incurred in connection with the defense of any Action until such time as such costs become subject to allocation pursuant to this
Article XI.

          SECTION 11.02.  Allocation of Contingent
Liabilities.  (a)  Judgments and Settlement to which
Allocation Applies.  The allocation rules set forth in
Section 11.02(b) shall apply to all Contingent Liabilities arising out of a Judgment or a settlement to which both
Parties consent unless allocation of such liability is provided for in the Tax Sharing Agreement or elsewhere in this Agreement. If either Party enters into a settlement without the consent of the other Party, the resulting
Contingent Liability shall be borne entirely by such Party.

          (b) Allocation Rules. Contingent Liabilities subject to allocation hereunder shall be allocated between the Parties in accordance with the following rules:

          (i) SEC Rule. If the Contingent Liability is based upon or arises out of any violation or alleged violation of any state or federal securities law or any duties or obligations under any other statute or common law with respect to any information contained in or omitted from the Form S-1 Registration Statement for the initial public offering of Metris, or any other Metris disclosure document including but not limited to reports on Form 10 (collectively, the "Disclosure Documents"), the Contingent Liability shall be allocated entirely to Metris unless the Contingent Liability arises from a misstatement or omission in one of the sections of the Disclosure Documents listed in
     Schedule III of this Agreement, in which case the Contingent Liability shall be allocated solely to Fingerhut. If the foregoing allocation rule is held not to be enforceable in a final judgment by a court of competent jurisdiction as against public policy or unavailable for any reason, then the Contingent Liability shall be allocated to each Party based on the relative fault of each Party in connection with the statements or omissions that resulted in the Contingent Liability, assigning fault entirely to the Party supplying the information in cases arising from a misstatement of information in the Disclosure Documents.

          (ii) Employee Rule. If the Contingent Liability arose from an employment-related claim made by an employee or a former employee of either Fingerhut or Metris, the Contingent Liability shall be allocated entirely to the Party that directly employed such employee at the time the events giving rise to the claim occurred.

          (iii) Fingerhut Companies Rule. Otherwise, if the Contingent Liability arose solely out of the Acts or Omissions of an employee of Fingerhut and no employee of Metris received a substantial Benefit from such Acts or Omissions, the Contingent Liability shall be allocated solely to Fingerhut.

          (iv)  Metris Rule.  Otherwise, if the Contingent
     Liability arose solely out of the Acts or Omissions of an employee of Metris and no employee of Fingerhut received a substantial Benefit from such Acts or Omissions, the Contingent Liability shall be allocated solely to Metris.

          (v) Joint Rule. Otherwise, if either (1) the Contingent Liability arose out of the Acts or Omissions of employees of both Fingerhut and Metris or (2) the Contingent Liability arose out of the Acts or Omissions of an employee of one Party and a member of the other Party received a substantial Benefit from such Acts or Omissions, the Parties shall use their best efforts to agree on an equitable means of allocating the Contingent Liability that reasonably reflects both the nature of each Party's Acts or Omissions and the Benefit received by each Party. If the Parties are unable to agree on an allocation, either Party may submit the dispute to arbitration pursuant to
     Article XVI.

          (vi) Named Party Rule. If none of the foregoing rules apply and an employee of only one Party is a Named Party in the Action giving rise to the Contingent Liability, the Contingent Liability shall be allocated solely to that Party.

          (c)  Costs to be Allocated.  The costs of a
Contingent Liability subject to allocation under this
Article XI shall include the amount of any Judgment, the costs of defending the related Action (including court costs, attorneys' fees, the reasonable cost of in-house counsel, experts' fees, and all other external expenses), and the amount of any interest or penalties with respect to any such Judgment.

          SECTION 11.03. Notice of Actions. (a) Actions Known as of the Date of this Agreement. Attached as
Schedule IV hereto is a list a Actions, known to the Parties as of the date of this Agreement, that the Parties reasonably believe would be allocable under the provisions of this Article XI, a brief statement of the nature of the Action, the amount claimed as damages against the Named Parties by the person bringing the Action, and the applicable allocation rule under Section 11.02(b).

          (b) Notice of Future Actions. The Named Party in an Action in which an adverse Judgment is reasonably likely to result in a Contingent Liability allocable under this
Article XI shall notify the other Party of the Action within 90 days after the service of process on, or other written notice of the Action to, the Named Party. The Notice shall include at least the following information:

          (i) the caption of the Action, including the jurisdiction, court, docket number, and other identifying information;

          (ii) the names of the parties to the Action if not obvious from the caption;

          (iii) a brief statement of the claim alleged;

          (iv) the amount of liability alleged, if known;
     and

          (v) the allocation rule of Section 11.02(b) believed by the Named Party to be applicable.

          (c) Failure of Notice. Failure to provide the notice in the manner or in the time required by this
Section 11.03(b) shall not relieve a Party of its obligations under this Article XI unless such Party demonstrates by a preponderance of the evidence that it was substantially prejudiced by such failure.

          (d)  Rule Named in Notice Not Binding.  The
designation provided in Schedule IV or in any notice pursuant to Section 11.03(b) of the applicable allocation rule of Section 11.02(b) is for informational purposes only and shall not be binding on either Party.

          SECTION 11.04.  Obligation to Pay Allocated Costs.
(a) Payments Between the Parties. Each Party (the "Indemnifying Party") agrees to pay to the other Party (the "Indemnified Party") and each Indemnified Person of the Indemnified Party the full amount of any costs allocated to the Indemnifying Party pursuant to this Article XI on demand, any time after the allocation of costs becomes final.

          (b)  Payment Obligation Excess of Insurance.
Notwithstanding anything to the contrary in this Agreement or in the Agreements attached hereto, the agreement of the Parties to indemnify, defend, and hold harmless the other
Party or its Indemnified Persons against Contingent
Liabilities from and after the Effective Date:

          (i) is supplemental to and in excess of any valid and collectible insurance covering the Contingent Liabilities, including without limitation policies of insurance listed in Schedule V or any renewals or extensions thereof (the "Insurance Coverage") or any agreements or obligations of either Party to indemnify, defend, or hold harmless the Indemnified Persons of either Party pursuant to their respective articles of incorporation, bylaws, resolution, or other agreement (the "Corporate Indemnification");

          (ii) is not to be used as a source of contribution to or as a substitute for the Insurance Coverage or as a basis for recoupment by the insurers of payment of the Contingent Liabilities made pursuant to the Insurance Coverage; and

          (iii) shall become operative, and payments shall be required to be made by the Parties thereunder, only if and to the extent that the Contingent Liabilities have not been fully paid from the Insurance Coverage or the Corporate Indemnification.

                        ARTICLE XII

          Mutual Release of Pre-Transfer Liability

          SECTION 12.01. Release of Claims Between the Parties. Each of Fingerhut and Metris, their successors and assigns, remise, release, and forever discharge the other, and all persons who at any time before the Effective Date have been their shareholders, directors, officers, agents, or employees, together with each such person's heirs, executors, administrators, and assigns, from any and all claims, debts, demands, actions, causes of action, or suits whatsoever, both at law and in equity (collectively "Claims") arising from any events on or before the Effective Date, including the Transfer and all transactions and actions taken in connection with the Transfer except for:

          (i) any Claim with respect to a Liability or any Contingent Liability expressly transferred, assigned, or allocated in accordance with this Agreement or any of the Transaction Documents;

          (ii) any Claim resulting from any agreement between the Parties not terminated pursuant to this Agreement; and

          (iii) any Claim for unpaid amounts owed with respect to the sale, lease, construction, or receipt of goods, property, or services obtained or used by it in the ordinary course of business.

          SECTION 12.02.  Limitation of Liability for
Inaccurate Information. Neither Party shall be liable to the other Party for any claim or cause of action arising out of or based on the inaccuracy of any information provided to the other Party pursuant to this Agreement if such information is an estimate, projection, or forecast, or is based on an estimate, projection or forecast in the absence of the willful misstatement of such information by the Party providing such information.


                        ARTICLE XIII

               Banking and Other Arrangements

          The responsibility for bank accounts used by Metris and its Affiliates shall be transferred from Fingerhut to Metris as of or immediately prior to the Effective Date. Normal procedures will be followed for receipts and disbursements funding prior to the Effective
Date.


                        ARTICLE XIV

       Closing of Books and Post-Separation True-Ups

          SECTION 14.01. Closing of Metris General Ledger. Financial statements of Metris, which shall be comprised of the consolidated accounting ledgers of Metris and its subsidiaries and divisions as of the Effective Date, will be prepared jointly by Metris and Fingerhut in accordance with generally accepted accounting principles, applied in a manner consistent with the practice of Fingerhut for prior periods. The general ledger of Metris as of the Effective Date shall take into account the effect of the repayment of the Intercompany Debt and the contributions to capital provided for in Article IV and the transfer of assets and assumption of liabilities pursuant to Articles II and V on a basis satisfactory to Fingerhut.

          SECTION 14.02. True-Up Adjustments. The Parties acknowledge and agree that the preparation of separate financial statements for Metris will necessarily require the Parties to estimate certain items of income, loss, assets, and liabilities. The Parties agree that they will cooperate after the Effective Date to true-up such estimates to take into account actual experience or information learned after the Effective Date. The Parties also agree to cooperate in the correction of the financial reporting of any transactions found by the Parties, after the Effective Date, to have been erroneously reported in the preparation of separate financial statements of Metris.

          Any adjustment after the Effective Date made to reflect the true-up of liabilities between the Parties, either to correct an estimate or an error made as of the Effective Date, shall be settled by the Parties in accordance with this Section 14.02.

          (a) Insurance Reserves. With respect to the true-up of estimated reserves for insurance claims and expenses for which Metris retains responsibility pursuant to
Article VIII, any excess of claims or expenses over the amount reserved therefor on the Effective Date shall be paid at the end of each calendar quarter by Metris to Fingerhut in cash.

          (b)  Medical Plan Claims Incurred but not
Reported. [With respect to claims incurred but not reported under the Fingerhut Medical Plan, any excess of claims or expenses over the amount reserved therefor on the Effective Date shall be paid at the end of each calendar month by Metris to Fingerhut in cash; any excess of such reserves over cumulative claims at the end of the 24th whole calendar month following the Effective Date shall be treated by Fingerhut as an adjustment to the amount contributed to the capital of Metris pursuant to Section 4.02.]

          (c) Other Liabilities. With respect to all other liabilities required to be adjusted after the Effective Date, any liability of Metris in excess of the amount estimated or assumed shall be paid to Fingerhut in cash, and any liability of Metris less than the amount estimated or assumed shall be treated as a decrease in the amount contributed to the capital of Metris pursuant to
Section 4.02 until such capital contribution amounts shall have been reduced to zero by prior adjustments made pursuant to this Section 14.02. Thereafter such true-ups shall be settled by a cash payment from Fingerhut to Metris.


                         ARTICLE XV

                      Indemnification

          SECTION 15.01. Indemnification by Fingerhut. Fingerhut shall indemnify Metris, its affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of Fingerhut contained in this Agreement, and (ii) any breach of any covenant of Fingerhut contained in this Agreement.

          SECTION 15.02.  Indemnification by Metris.
Metris shall indemnify Fingerhut, its affiliates and their respective officers, directors, employees, stockholders, agents and representatives against, and agrees to hold them harmless from, any Loss, as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of Metris contained in this Agreement, (ii) any breach of any covenant of Metris contained in this Agreement.

                        ARTICLE XVI

                 Intentionally left blank.

                        ARTICLE XVII

                        Definitions

          SECTION 17.01.  Defined Terms.  The following
terms have the meanings set forth herein for purposes of this Agreement and all Exhibits to the Agreement unless the context indicates otherwise.

          "Action" means any litigation or other judicial, regulatory, or administrative proceeding.

          "Acts or Omissions" means significant active and direct participation by a person in the conduct that resulted in a Contingent Liability but does not include the mere approval, disapproval, or rejection of profit plans, business plans, or other corporate plans.

          "Administrative Services Agreement" means the
Administrative Services Agreement between Metris, Direct
Merchants Credit Card Bank, National Association, and
Fingerhut Corporation in substantially the form included in Exhibit A.

          "Affiliate" means, with respect to any person, any entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person.

          "Agreement" means this Transfer Agreement.

          "Benefit" means a significant, identifiable financial benefit (not including dividends paid by Metris to Fingerhut) that directly flows to a person from the Acts or Omissions that resulted in a Contingent Liability.

          "Claims" is defined in Section 12.01.

          "Closing" is defined in Section 1.02.

          "Co-Brand Credit Card Agreement" means the
Co-Brand Credit Card Agreement among Metris, Direct
Merchants Credit Card Bank, National Association, and
Fingerhut Corporation in substantially the form included in Exhibit A.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Confidential Information" is defined in
Section 10.02(c).

          "Contingent Liability" means a liability, to the extent not covered by insurance, of either Fingerhut or Metris that was not booked for financial accounting purposes on or before the Effective Date that is attributable to
          (i) an Act or Omission that occurred before the Effective Date;
          (ii) a condition that existed before the Effective
     Date; or
          (iii) an Act or Omission that occurred after the Effective Date but was attributable to the Transfer.

          "Corporate Indemnification" is defined in
Section 11.04(b)(i).

          "Credit Facility" is defined in Section 3.01.

          "Database Access Agreement" means the Database
Access Agreement between Metris and Fingerhut Corporation in substantially the form included in Exhibit A.

          "Data Sharing Agreement" means the Data Sharing
Agreement between Metris and Fingerhut Corporation in substantially the form included in Exhibit A.

          "Disclosed Information" is defined in
Section 10.02(a).

          "Disclosing Party" is defined in Section 10.02(a).

          "Disclosure Documents" is defined in
Section 11.02(b)(i).

          "Effective Date" means [            ], 1996.

          "Employee Transfer Date" means January 1, 1997.

          "Extended Service Plan Agreement" means the
Extended Service Plan Agreement between Metris and Fingerhut in substantially the form included in Exhibit A.

          "Financial Services Business" is defined in the first recital.

          "Fingerhut" is defined in the preamble.

          "Fingerhut Common Stock" means the common stock, par value $.01 per share.

          "Fingerhut Employees" means [ ].

          "Fingerhut ESPP" means [ ].

          "Fingerhut Group" means Fingerhut and its controlled subsidiaries, controlled partnerships, and other controlled business entities, excluding such entities that are members of the Metris Group.

          "Fingerhut Group Employees" means those persons employed by any member of Fingerhut immediately after the Effective Date and, in addition, with respect to benefit plans in which directors may participate, any persons who is a director of any member of the Fingerhut Group immediately after the Effective Date.

          "Fingerhut Pension Plan" is defined in
Section 5.06.

          "Fingerhut Stock Options Plans" means the
Fingerhut Companies, Inc. Stock Option Plan, the Fingerhut
Companies, Inc. Performance Enhancement Investment Plan, and the Fingerhut Companies, Inc. 1995 Long-Term Incentive and
Stock Option Plan

          "Indemnified Party" is defined in
Section 11.04(a).

          "Indemnified Person" means, with respect to any person, such person's officer's, directors, shareholders, employees, or agents, past or present, or others, however designated, that perform or performed a similar function with respect to such person.

          "Indemnifying Party" is defined in
Section 11.04(a).

          "Insurance Coverage" is defined in
Section 11.04(b)(i).

          "Intercompany Debt" means the total principal amount of intercompany debt owed by Metris to Fingerhut, as a result of Metris's borrowings through Fingerhut's intercompany financing arrangements as of the time immediately before the effectiveness of any of the transactions set forth in Article IV.

          "IRS" is defined in Section 5.05(c).

          "Judgment" shall mean any determination of liability entered by a court or a regulatory or administrative body in any contested Action. A stipulated judgment or order of dismissal (or equivalent) by which a court approves a settlement of an Action entered into by only one of the Parties is not a Judgment.

          "Liabilities" means liabilities, other than
Contingent Liabilities, that have been booked for financial accounting purposes on or before the Effective Date and that are to be assumed by one Party from another Party under this Agreement.

          "Losses" is defined in Section 15.01.

          "Named Party" means, with respect to any Action, the person or persons named as defendants in such Action.

          "Metris" is defined in the preamble.

          "Metris Common Stock" means the common stock par value $0.01 of Metris, and such stock as adjusted pursuant to this Agreement.

          "Metris Employees" means (i) those persons employed by any member of Metris immediately after the Effective Date and (ii) with respect to benefit plans in which directors may participate, any person who is a director of any member of Metris immediately after the Effective Date.

          "Metris Group" means Metris and, as of the Effective Date:

          (i) its controlled subsidiaries, controlled
     partnerships, and [      ] business entities;

          (ii) those entities transferred to any member of
     the Metris [      ] to this Agreement; and

          (iii) those non-public corporations, partnerships, and other business entities in which Metris owns a non-controlling interest but with respect to which Metris is entitled to exercise voting rights.

          Metris agrees, with respect to entities described in clause (iii), to exercise its voting rights to the maximum extent possible to cause such entities to abide by the intent and provisions of this Agreement.

          "Metris Group Employees" means [ ].

          "Parties" means (i) Fingerhut and its successors and (ii) Metris and its successors.

          "Registration Rights Agreement" means the
Registration Rights Agreement between Metris and Fingerhut in substantially the form included in Exhibit A.

          "Receiving Party" is defined in Section 10.02(a).

          "Satisfaction Certificate" is defined in
Section 1.03(a).

          "SEC" means the Securities and Exchange
Commission.

          "Tax Sharing Agreement" is defined in Article VI.

          "Transaction Documents" means the Database Access
Agreement, the Data Sharing Agreement, the Extended Service
Plan Agreement, the Co-Brand Credit Card Agreement, the
Registration Rights Agreement, the Administrative Services
Agreement and the Tax Sharing Agreement.

          "Transfer" is defined in the second recital.

          "Transferee" and "Transferor" are defined in
Section 2.03(a).

          "Transferred Assets" mean the properties, claims, and rights, whether real or personal, tangible or intangible, that are to be assigned to Metris by Fingerhut or by Metris to Fingerhut pursuant to this Agreement in connection with the Transfer.

          "Transferred Business Taxable Period" means [ ].

          "Transferred Companies" is defined in
Section 2.02(a).

          "Transferred Company Taxable Period" means [ ].


                       ARTICLE XVIII

                      Other Provisions

          SECTION 18.01. Expenses. Except as otherwise provided in this Agreement or agreed to by the Parties, each Party shall bear its own expenses in connection with the Transfer, and the Parties shall agree on an equitable allocation of costs where any item of expense is not clearly allocable to one Party or the other.

          SECTION 18.02. Entire Agreement. This Agreement represents the entire agreement among the Parties, and no prior representations or agreements, whether written or oral, shall be binding on any Party unless incorporated into this Agreement or agreed to by such Party in a writing signed by such Party on or after the date of this Agreement.

          SECTION 18.03.  Survival of Representations.  The
representations and warranties contained in this Agreement and in any document delivered in connection herewith shall survive the Closing Date solely for purposes of Article XV and shall terminate at the close of business one year following the Closing Date.

          SECTION 18.04.  Governing Law.  The validity,
interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota, other than the choice of law provisions thereof.

          SECTION 18.05.  Notices.  Any notice, demand,
claim or other communication under this Agreement shall be in writing and shall be deemed to have been given:

          (a) upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid;

          (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending;

          (c) five days after the mailing thereof if mailed postage paid by any other method; or

          (d) on the date on which facsimile transmission thereof is confirmed "OK" by the receiving machine if transmitted by facsimile machine and confirmed by delivery by one of the prior methods but, in each case, only if addressed to the Parties in the following manner at the following addresses or facsimile numbers ("FAX") (or at such other address or other number as a Party may specify by notice to the other):

If to Fingerhut:                   If to Metris:

Fingerhut Companies, Inc.          Metris Companies Inc.
4400 Baker Road                    Interchange Building
Minnesota, MN 55343                600 South Highway 169,
                                        Suite 800
                                   St. Louis Park, MN 55426
Attn:  General Counsel                       Attn:  General
                                   Counsel
FAX:  (612) 936-5412                         FAX:  [      ]

Any notice to Fingerhut shall be deemed notice to Affiliates and Subsidiaries, all members of Fingerhut, and any notice to Metris shall be deemed notice to all Affiliates and Subsidiaries.

          SECTION 18.06. Priority of Agreements. If there is a conflict between any provision of this Agreement and a similar provision in any of the agreements attached as exhibits hereto, the provisions of the attached agreements shall control unless specifically provided otherwise in this Agreement or in the attached agreement.

          SECTION 18.07. Amendment. This Agreement may not be amended except by a writing executed by the Parties.

          SECTION 18.08.  Termination.  This Agreement may
be terminated and the Transfer abandoned at any time before delivery of the Satisfaction Certificate pursuant to
Section 1.03(a) by and in the sole discretion of the Fingerhut board of directors without the approval of Metris or any other person. In the event of such termination, no Party shall have any liability of any kind to any other
Party on account of such termination.

          SECTION 18.09.  No Third-Party Beneficiaries.
Except for the provisions of Article XI with respect to indemnification of Indemnified Persons, this Agreement is solely for the benefit of the Parties hereto and should not be construed to confer upon third parties (including any employees of either Fingerhut or Metris or any Affiliate or Subsidiary thereof) any remedy, claim, reimbursement, claim of action, or other right in addition to those existing without reference to this Agreement.

          SECTION 18.10.  Titles and Headings.  Titles and
headings to sections herein are for convenience of reference only and are not intended to be a part of or affect the meaning of this Agreement.

          SECTION 18.11. Publicity. Neither Fingerhut nor Metris shall refer to the post-Transfer plans or business activities of each other in publicity releases, or in each similar external communications, without first securing the prior written approval of each other. After the Transfer, neither Fingerhut nor Metris shall express or imply each other's sponsorship or endorsement of a particular position or view in any external communication without first securing the prior written approval of each other.

          SECTION 18.12.  Assignability.  No Party shall
assign its rights or delegate its duties under this Agreement without the written consent of the other Party.
Any attempted assignment or delegation in contravention of this provision shall be void.

          SECTION 18.13. Partial Invalidity. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          SECTION 18.14.  Force Majeure.  No Party shall be
deemed in default or breach of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, or labor problems. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.


          IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.


                              Fingerhut Companies, Inc.,

                                by

                                   Name:
                                   Title:


                              Metris Companies Inc.,

                                by

                                   Name:
                                   Title: